UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant: ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Conn’s, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CONN’S, INC.

3295 College Street

Beaumont, Texas 77701

(409) 832-1696

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2010

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 annual meeting of stockholders of Conn’s, Inc. will be held on Tuesday, May 25, 2010, at 3295 College Street, Beaumont, Texas 77701, commencing at 11:00 A.M., local time, for the following purposes:

1.	to elect nine (9) directors;

2.	to ratify the Audit Committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011; and

3.	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 1, 2010, are entitled to notice of and to vote at the 2010 annual meeting of stockholders or any postponement or adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at the principal offices of the company located at 3295 College Street, Beaumont, Texas 77701.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2010. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you expect to be present at the meeting, please vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Sydney K. Boone, Jr.
SYDNEY K. BOONE, JR.
Secretary

April 13, 2010

Beaumont, Texas

The proxy materials, including this proxy statement, proxy card or voting instruction card, and our Annual Report on Form 10-K, are being distributed and made available on or about April 14, 2010.

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 25, 2010

Time:	11:00 A.M., local time

Location:	Conn’s, Inc., 3295 College Street, Beaumont, Texas 77701

Record Date and Number of Votes:	April 1, 2010. Holders of our common stock are entitled to one vote for each share of common stock they owned as of the close of business on April 1, 2010. You may not cumulate votes.

Agenda:

1.      to elect nine (9) directors;

2.      to ratify the Audit Committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011; and

3.      to transact such other business as may properly come before the meeting.

Proxies:

Unless you tell us on the enclosed form of proxy to vote differently, we will vote signed returned proxies “FOR” the board nominees. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By:	The board of directors

Distribution Date:	The proxy materials, including this proxy statement, proxy card or voting instruction card and our Annual Report on Form 10-K, are being distributed and made available on or about April 14, 2010

Revoking Your Proxy:

You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures beginning on page 2 under “General Information Regarding the 2010 Annual Meeting of Stockholders; Revocation of Proxies.”

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Prompt return of your proxy will help reduce the costs of re-solicitation.

i

ii

GENERAL INFORMATION REGARDING THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Quorum

The holders of a majority of the outstanding shares of common stock entitled to vote at the 2010 annual meeting of stockholders, represented in person or by proxy, will constitute a quorum at the meeting. However, if a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the meeting, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

Votes Required to Approve Proposals

To be elected, directors must receive a plurality of the shares voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A majority of the votes cast is required to approve the ratification of Ernst & Young, LLP as our independent registered public accounting firm, provided a quorum exists.

Record Date, Shares Outstanding and Number of Votes

Only stockholders of record as of the close of business on April 1, 2010, the record date set for the meeting by our board, are entitled to notice of and to vote at the meeting or any adjournments of the meeting. On the record date, there were 22,471,350 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock entitles the holder to one vote per share.

Method of Counting Votes, Abstentions and Broker Non-Votes

Votes cast by proxy or in person will be counted by the inspector of election appointed by the company.

Those who fail to return a proxy or who do not attend the meeting will not count towards determining any required quorum, plurality or majority of votes cast. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on the election of directors or on the proposal to ratify Ernst & Young, LLP as our independent registered public accounting firm will count towards determining a quorum. Such abstentions will have no effect on the election of our directors and will not impact how the shares in the Conn’s Voting Trust are voted, which votes in the same proportion as the votes cast “FOR” and “AGAINST” a proposal by all other stockholders, not counting abstentions.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock, e.g., ratification of independent public accountants, but are not permitted to vote on non-routine matters. In the event that a broker does not receive voting instructions for non-routine matters, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. Pursuant to recent amendments to the New York Stock Exchange rules, all brokers who are members of the New York Stock Exchange will not have discretion to vote shares of their customers on the election of directors, even if the directors are of companies not listed on the New York Stock Exchange unless they receive directions from the customer. Accordingly, if your shares are held in your broker’s account and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the nine (9) director nominees at the annual meeting. In order to minimize the number of broker non-votes and to ensure that your voice is heard in the election of directors, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

The inspector of election will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). These broker non-votes will have no effect on the outcome of the election of our directors or on the proposal to ratify Ernst & Young, LLP as our independent registered public accounting firm.

How the Proxies Will Be Voted

The enclosed proxies will be voted in accordance with the instructions you place on the form of proxy. Unless you tell us on the enclosed form of proxy to vote differently, we will vote properly executed proxies “FOR” the board nominees listed in this proxy statement and, “FOR” ratification of the selection of Ernst & Young as our independent registered public accounting firm for our fiscal year ending January 31, 2011. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the proxy holders will vote for a person whom they believe will carry on our present policies.

Pursuant to the terms of a voting trust agreement entered into by Stephens Group, Inc., Stephens Inc. and certain affiliates of Stephens Inc., which collectively own approximately 23.35% of our common stock, unless the Voting Trust is revoked, the trustee of the Voting Trust must vote the shares of common stock held by the voting trust “FOR” or “AGAINST” any proposal or other matter submitted to the stockholders of the company for approval in the same proportion as the votes cast “FOR” and “AGAINST” such proposal or other matter by all other stockholders, not counting abstentions. Therefore, each proxy received voting “FOR” or “AGAINST” any proposal will result in a proportionate number of shares held in the Voting Trust to be voted “FOR” or “AGAINST” a proposal. Abstentions and broker non-votes will not impact how the shares in the voting trust are counted.

Methods of Voting

If you are a stockholder of record of the company, there are four ways for you to vote:

•	In Person. You may vote in person at the annual meeting. The company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If your shares are held in street name by a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote. In addition, if you are a street name holder and you wish to vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank or other nominee in order to vote at the meeting.

Revocation of Proxies

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717, Attn: Vote Processing.

Stockholder Proposals and Other Business

From time to time, stockholders seek to nominate directors or present proposals for inclusion in our proxy statement and form of proxy for consideration at an annual meeting of stockholders. To be included in our proxy statement and form of proxy or considered at our next annual meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive your nominations and/or proposals for the 2011 annual meeting for possible consideration at the meeting no earlier than December 20, 2010 and no later than January 16, 2011 and by no later than December 20, 2010 for possible inclusion in the proxy statement. However, if the date of the 2011 annual meeting changes by more than 30 days from the date of this year’s meeting, then we must receive your nominations and/or proposals within a reasonable time before we begin to print and mail our proxy materials.

We do not intend to bring any business before the 2010 annual stockholders meeting other than the matters described in this proxy statement nor have we been informed of any matters that may be presented at the meeting by others. If however, any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the company. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, email or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding the Notice and other soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

Electronic Delivery of Proxy Materials

Pursuant to rules adopted by the SEC, the company has elected to provide access to its proxy materials over the Internet. Accordingly, the company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and a form of proxy card or voting instruction card. In addition, the Notice will provide stockholders with instructions on how to request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election. The company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the annual meeting and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it. The company’s proxy materials are also available on the company’s website at www.conns.com, at www.proxyvote.com, and at the SEC’s website at www.sec.gov.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL ONE:

ELECTION OF DIRECTORS

Number of Directors to be Elected

Our board is currently constituted with ten director positions, nine (9) of which positions are to be elected at the 2010 annual meeting of stockholders. Thomas J. Frank retired from the board of directors of the company effective September 14, 2009, creating the open directorship position. The company currently intends to leave the vacant board position in place at least until the annual meeting of stockholders held in 2011, to allow time to determine whether we wish to fill the position or eliminate it. The nine (9) directors elected at the annual meeting will hold office until the 2011 annual meeting of stockholders or until their respective successors have been elected and qualified or their earlier death resignation or removal. You may not vote for a greater number of directors than those nominated.

In determining the original and current nominations of directors, the company, when it determined that it would attempt to become a publicly held company in 2003, and the Nominating and Corporate Governance Committee of the company’s board of directors in considering the nomination of the directors to serve until the 2011 annual meeting, sought and considered individuals with strong personal reputations and experience in business and other areas that are relevant and important to the financing, strategy and operations of the company. Each nominee for election as a director at this annual meeting of the stockholders of the company holds or has held senior executive positions in organizations providing such background and expertise objectives, and each has the necessary business and financial experience sought by the company in those areas, including strategic and financial planning, public company financing and reporting, compliance, risk management and leadership. Each of the nominated directors also has experience of serving on boards or in senior executive management of publicly held companies or governmental services requiring strong business and leadership acumen and implementation.

The Nominating and Corporate Governance Committee also considered and believes that each of the nominated individuals to serve as members of the board of directors has valuable personal and business attributes that have and will continue to be valuable to the company in their advice and guidance to the executive members of the company. The Nominating and Corporate Governance Committee takes into account in its considerations, diversity in range of backgrounds, perspectives and experience of the individuals it recommends for nomination to the company’s board of directors. The specific experience of each nominee considered by the Nominating and Corporate Governance Committee is detailed in their respective biographies set forth below.

B oard Nominees

Our board of directors met in March 2010 and considered the candidates for election to the board at the 2010 annual meeting. The Nominating and Corporate Governance Committee of the board of directors, consisting of three independent members of the current board of directors, recommended that the full board nominate:

Marvin D. Brailsford

Timothy L. Frank

Jon E.M. Jacoby

Bob L. Martin

Douglas H. Martin

William C. Nylin, Jr.

Scott L. Thompson

William T. Trawick

Theodore M. Wright

for re-election to the board of directors at the 2010 annual meeting. Each of the nominated directors was elected at the 2009 annual meeting and served on the board of directors during fiscal year ended January 31, 2010 and during the current fiscal year through the date of the 2010 annual meeting. In making these recommendations, the Nominating and Corporate Governance Committee considered the experience, qualifications, attributes and skills of each of the nominees as described under “Board of Directors; Board Nominees” beginning on page 7 of this Proxy Statement and the requirements and qualifications discussed under “Board of Directors; Nominating Policies” on page 9 of this Proxy Statement. Based on this recommendation, our board of directors has nominated:

Marvin D. Brailsford

Timothy L. Frank

Jon E.M. Jacoby

Bob L. Martin

Douglas H. Martin

William C. Nylin, Jr.

Scott L. Thompson

William T. Trawick

Theodore M. Wright

to be elected by the stockholders at the 2010 annual meeting. All nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable or unwilling to act as a director. In the event any of these nominated directors is unable to stand for election, the board of directors may either reduce the size of the board or designate a substitute.

For biographical information regarding each of the board’s nominees for director, please refer to “Board of Directors; Board Nominees” on page 7 of this Proxy Statement.

We Recommend That You Vote For Each Of The Board Nominees.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2010. The Audit Committee of the board of directors has selected Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011. Our board of directors has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the 2010 annual meeting. Stockholder ratification of the selection of Ernst & Young, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board is submitting the selection of Ernst & Young, LLP to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ended January 31, 2011. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent public accountants and the fees charged for their services. The Audit Committee anticipates, from time to time, obtaining competitive proposals from other independent public accounting firms for our annual audit. Based upon the Audit Committee’s analysis of this information, we will determine which independent public accounting firms to engage to perform our annual audit each year. Representatives of Ernst & Young, LLP will attend the 2010 annual meeting of stockholders and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We Recommend That You Vote For the Ratification of Ernst & Young, LLP As Our Independent

Registered Public Accounting Firm.

BOARD OF DIRECTORS

Board of Director Nominees:

Marvin D. Brailsford has served as a director since September 2003. From 1996 until 2002, General Brailsford served as Vice President-Material Stewardship Project Manager for the U.S. government’s Rocky Flats Environmental Technology Site where he was responsible for managing engineered systems and commodities purchasing. From 1992 to 1996, General Brailsford was president of the Brailsford Group, Inc., a management consulting company, and served as president of Metters Industries, Inc., an information technology and systems engineering company, during this time period. In 1992, he retired from the U.S. Army as a Lieutenant General, after 33 years of service, most recently where he served as Deputy Commanding General Materiel Readiness/Executive Director for Conventional Ammunition at the U.S. Materiel Command in Alexandria, Virginia. Since 1996, General Brailsford has served on the board of directors of Illinois Tool Works, Inc. and has been a member of its audit committee and chairman of its corporate governance and nominating committee. He also serves or has served on the boards of directors of various private and governmental entities. General Brailsford earned a B.S. degree in biology from Prairie View A & M University and a M.S. degree in bacteriology from Iowa State University. He is also a graduate of the Executive Program at the Graduate School of Business Administration, University of California at Berkley; Harvard University’s John F. Kennedy School of Government; the U.S. Army Command and General Staff College; and the Army War College. General Brailsford is 71 years old.

Timothy L. Frank has served as a director since November 23, 2008, when he was appointed by our board to fill a newly created tenth board position. Mr. Frank was elected Chief Executive Officer effective June 2, 2009 by our board of directors on March 24, 2009, Chief Executive Officer Designate on June 3, 2008 by our board of directors, and President of our company by our board of directors on March 28, 2006, effective April 1, 2006. Mr. Frank was previously our Chief Operating Officer effective June 1, 2007. Mr. Frank has also previously served as our Senior Vice President – Retail from May, 2005. He joined us in September 1995 and has served in various roles throughout our company, including Director of Advertising, Director of Credit, Director of Legal Collections, Director of Direct Marketing, and as Vice President of Special Projects. Prior to joining our company, Mr. Frank served in various marketing positions with a nationally known marketing consulting company. Mr. Frank holds a B.S. in Liberal Arts from Texas A&M University and an M.B.A. in Marketing from the University of North Texas. Mr. Frank has also completed a post-graduate program at Harvard University. Mr. Frank is 42 years old.

Jon E. M. Jacoby has served as a director since April 2003. In September 2006 Mr. Jacoby was elected Vice Chairman and Senior Principal of Stephens Group LLC, a family-owned investment company, and, on June 30, 2006, was elected as Executive Vice President of SF Holdings, Inc., formerly known as The Stephens Group, Inc. In September 2003, he retired as a Vice Chairman of Stephens Inc., where he was employed since 1963. His positions included Investment Analyst, Assistant to the President and Manager of the Corporate Finance Department and the Special Investments Department for Stephens Group, Inc. During the previous five years, Mr. Jacoby served as a director of Stephens Group, Inc. and its then wholly-owned subsidiary Stephens Inc. until 2006, and of Sangamo BioSciences, Inc. until 2007. Mr. Jacoby has also previously served on the board of directors of Delta and Pine Land Company, Power-One, Inc. and Eden Bioscience Corporation. He received his B.S. from the University of Notre Dame and his M.B.A. from Harvard Business School. Mr. Jacoby is 72 years old.

Bob L. Martin has served as director since September 2003. Mr. Martin has over 34 years of retailing and merchandising experience. Prior to retiring from the retail industry in 1999, he headed the international operations of Wal-Mart International, Inc. for 15 years. From 1968 to 1983 Mr. Martin was responsible for technology services for Dillard’s, Inc. During the previous five years, Mr. Martin served as a director of Dillard’s, Inc. until 2006, and currently serves on the board of directors of Gap, Inc., Sabre Holdings Corporation, Furniture Brands International and Guitar Center, Incorporated. He has experience as chairman of the corporate governance committee and compensation committee, and has been a member of the audit committee of publicly held companies. Mr. Martin attended South Texas University and holds an honorary doctorate degree from Southwest Baptist University. Mr. Martin is 61 years old.

Douglas H. Martin has served as a director of the predecessor to the company since 1998, and was appointed a director of the company in September 2003, when it became a publicly held entity. Mr. Martin is an Executive Vice President of Stephens Inc. where he has been employed since 1981. He is responsible for the investment of the firm’s capital in private companies. Mr. Martin serves as a member of the board of directors of numerous privately held companies. He received his B.A. in physics and economics from Vanderbilt University and his M.B.A. from Stanford University. Mr. Martin is 56 years old.

William C. Nylin, Jr. was appointed as Chairman of our board on June 2, 2009, and previously served as Executive Vice Chairman of the Board by the board of directors from March 28, 2006 until his current position. Dr. Nylin served as our Chief Operating Officer from 1995 until June 1, 2007. From 1995 until April 1, 2006, Dr. Nylin also served as our President. He was a director of the predecessor to the company commencing in 1993, and remained a member of that board of directors until September 2003, when the company became a publicly held entity. Dr. Nylin currently provides services to the company in the specific areas of information technology and risk management, while providing counsel and advice in all areas of our operations. From 1984 to 1995, Dr. Nylin held several executive management positions, including Deputy Chancellor and Executive Vice President of Finance and Operation, at Lamar University in Beaumont, Texas. Dr. Nylin obtained his B.S. degree in mathematics from Lamar University, and holds both a masters and doctorate degree in computer sciences from Purdue University. He has also completed a post-graduate program at Harvard University. Dr. Nylin is 67 years old.

Scott L. Thompson has served as a director since June 2004. Mr. Thompson has been designated as a certified director by the National Association of Corporate Directors. Mr. Thompson is currently the Chief Executive Officer and President of Dollar Thrifty Automotive Group, Inc., and a member of its board of directors, positions he has held since October 13, 2008. From May 2008 until October 13, 2008, Mr. Thompson served as Senior Executive Vice president and Chief Financial Officer of Dollar Thrifty. Mr. Thompson retired from Group 1 Automotive, Inc. where he played a major role in the founding and subsequent growth of that New York Stock Exchange listed and Fortune 500 Company. He served as Executive Vice President, Chief Financial Officer and Treasurer of Group 1 from February 2002 until his retirement in January 2004. From 1996 until February 2002, Mr. Thompson served as Senior Vice President, Chief Financial Officer and Treasurer of Group 1. From 1991 to 1996, Mr. Thompson served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a billion dollar diversified enterprise with interests in automotive retailing, investments, energy and professional sports. Mr. Thompson has previously served, during the previous five years, on the board of directors of UAP Holding Corp. through 2008, and is currently the Chairman of the Board of Houston Wire and Cable. Mr. Thompson has extensive experience in automotive retailing, investments, energy and professional sports and is a certified public accountant. Mr. Thompson is 51 years old.

William T. Trawick has served as a director of the company since September 2003, when the company became a publicly held entity. Since August 2000, Mr. Trawick has served as Executive Director of NATM Buying Corporation where he oversees the administrative activities of the multi-billion dollar regional group purchasing program of which we are a member. He also functioned as a consultant to our merchandising department until September, 2006. From September 1996 to July 1999, Mr. Trawick served as our Vice President of Merchandising and was responsible for all product purchasing, merchandising and store operations. Mr. Trawick is 63 years old.

Theodore M. Wright has served as a director since September 2003, when the company became a publicly held entity. Mr. Wright served as the President of Sonic Automotive, Inc., a New York Stock Exchange listed and Fortune 300 automotive retailer, from October 2002 until his retirement in April 2005. Previously Mr. Wright served as its Chief Financial Officer from April 1997 to April 2003. Mr. Wright also served on Sonic Automotive, Inc. board of directors from 1997 through 2004. From 1995 to 1997, Mr. Wright was a Senior Manager in Deloitte & Touche LLP’s Columbia, South Carolina office. From 1994 to 1995, he was a Senior Manager in Deloitte & Touche LLP’s National Office of Accounting Research and SEC Services Department. Mr. Wright currently serves on the board of directors of Titan Machinery, Inc., and serves as a member of its audit committee and its compensation committee. Mr. Wright received a B.A. from Davidson College. Mr. Wright is 47 years old.

If elected, these directors will serve one year terms which expire at our 2011 annual meeting of stockholders.

Nomination Policies and Procedures Governance

In preparation of our initial public offering, we conducted a thorough process of selecting qualified directors for our board. All directors whose terms expire at this annual meeting, except Timothy L. Frank, Mr. Jacoby, Dr. Nylin, and Mr. Thompson, were appointed in September 2003 in preparation for that offering. Mr. Jacoby was appointed to our board in April 2003, Mr. Thompson was appointed to our board in June 2004, Dr. Nylin was appointed to our board in March 2006 and Timothy L. Frank was appointed to our board in November 2008. Our independent directors acted as the nominating committee prior to the creation of the Nominating and Corporate Governance Committee at our board meeting held in March 2008, consisting of three of our independent directors.

The goal of our board has been, and continues to be, to identify nominees for service on the board of directors who will bring a diversity and variety of perspectives and skills from their professional and business experience. In carrying out its function to nominate candidates for election to our board, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity – diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our board at that point in time. The Nominating and Corporate Governance Committee will assess the effectiveness of this policy annually in connection with the nomination of directors for election at the annual meeting of stockholders. In furtherance of our board’s goal of identifying and selecting nominees, our board has adopted nominating policies and procedures which are available on our website at www.conns.com under “Investor Relations – Corporate Governance”.

The Nominating and Corporate Governance Committee assists the board in fulfilling its responsibilities by (1) identifying individuals believed to be qualified to become members of the board, consistent with criteria approved by the board, (2) recommending to the board candidates for election or reelection as directors, including director candidates submitted by the company’s stockholders, and (3) overseeing, reviewing and making periodic recommendations to the board concerning the company’s corporate governance policies.

The Nominating and Corporate Governance Committee will consider candidates for nomination proposed by stockholders so long as they are made in accordance with the provisions of Section 2.14 of our Bylaws. Section 2.14 of our Bylaws requires that the stockholder provide written notice to our Secretary no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the mailing of the proxy statement for the immediately preceding annual meeting of the stockholders. The notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in the business by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the company’s books, of such stockholder and beneficial owner; and (ii) the class and number of shares of the company that are owned beneficially and held of record by such stockholder and such beneficial owner. Notwithstanding this procedure, the board may, in its discretion, exclude from any proxy materials sent to stockholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission rules or other applicable laws.

The Charter of the Nominating and Corporate Governance Committee sets forth the minimum requirements for a person to be qualified to be a member of the board of directors, which are that a person must (i) be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others; (ii) be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper and reasonable performance of the responsibilities of a director; (iii) be willing and able to devote sufficient time to the affairs of the company and be diligent in fulfilling the responsibilities of a director and board committee member (including developing and maintaining sufficient knowledge of the company and its industry; reviewing and analyzing reports and other information important to the board and committee responsibilities; preparing for, attending and participating in board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and (iv) have the capacity and desire to represent the balanced, best interest of the stockholders as a whole and not primarily a special interest group or constituency. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the board for nomination candidates for election or re-election as directors at the annual meeting of stockholders, or if applicable, at a special meeting of stockholders. This process is the same regardless of whether the nominee is recommended by our board or one of our stockholders.

Independent Board Composition

NASDAQ requires that a majority of the board of directors of a listed company be “independent.” NASDAQ’s rules provide that an independent director is a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that each of Marvin D. Brailsford, Jon E.M. Jacoby, Bob L. Martin, William T. Trawick, Scott L. Thompson, and Theodore M. Wright is “independent” as defined under SEC and NASDAQ rules.

In the course of determination of director independence, the board considered Mr. Jacoby’s service as Vice Chairman and Senior Principal of Stephens Group LLC, a merchant banking firm, and as Executive Vice President of SF Holdings, Inc. The board also considered the transfer of shares of our Common Stock equal to 24.1% of our outstanding shares by and out of the Stephens Voting Trust, including shares held by Mr. Jacoby to SG-1890 LLC. Mr. Jacoby is affiliated with SG-1890 LLC, but is neither involved in nor affiliated with Stephens, Inc., which provides investment banking and brokerage services to us. Stephens Inc. and its affiliates hold its shares in our company through the Conn’s Voting Trust. After taking into account such positions held by Mr. Jacoby with a significant stockholder, given his exercise of independent judgment as one of our directors over the years, and the fact that Mr. Jacoby is not involved with Stephens, Inc., the investment banking firm, our board has determined that the above-described relationships would not interfere with the exercise of Mr. Jacoby’s independent judgment in carrying out his responsibilities as one of our directors.

The independent directors of the board held executive sessions at each meeting of the board of directors during fiscal 2010.

Board Meetings

During fiscal 2010, the board held four regularly scheduled meetings, four telephonic meetings, and took action by unanimous written consent three times. Each person serving as a director during fiscal 2010 attended at least seventy-five percent (75%) of the board meetings held during the period he served as director during fiscal 2010.

Policy Regarding Director Attendance at the Annual Meeting of Stockholders

It is our policy that each member of the board of directors is encouraged to attend our annual meeting of stockholders. Each director serving at the time of last year’s annual meeting attended our annual meeting of stockholders.

Committees of the Board

Audit Committee

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors. It also approves audit reports and plans, accounting policies, audit fees and certain other expenses. In connection with the rules adopted by the SEC and NASDAQ, we adopted a written charter for the Audit Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

Messrs. Wright, Brailsford and Thompson serve on the Audit Committee. The Audit Committee held four regularly scheduled meetings, two telephonic meetings and took action by unanimous written consent one time in fiscal 2010. Each meeting was attended by all of the members of the Audit Committee, except for one telephonic meeting. The board has determined that each of Mr. Wright and Mr. Thompson is an “audit committee financial expert” as defined by SEC rules. In addition, each of the members of the Audit Committee is “independent” as defined by the NASDAQ listing standards and the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee establishes, reviews and approves the CEO compensation package, and reviews and approves other senior executive officer compensation. It also evaluates the compensation plans, policies and programs of the executive officers of the company and makes recommendations to the board of directors concerning such plans, policies and programs, advises the board regarding compensation plans, policies and programs applicable to non-employee directors for their services as a director, and administers the company’s stock option, stock purchase and other plans. The Compensation Committee also evaluates the competitiveness of our compensation and the performance of our Chief Executive Officer and other executive officers. In connection with the rules adopted by the SEC and NASDAQ, the company adopted a written charter for the Compensation Committee, which is posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Messrs. Jacoby, Trawick, and Wright serve on the Compensation Committee. The Compensation Committee held three regular meetings in fiscal 2010, three telephonic meetings and took action by two unanimous written consents during fiscal 2010. Each meeting was attended by all members of the committee. All members of the Compensation Committee were determined to be independent directors as defined by NASDAQ listing standards. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis section of this proxy statement below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the board in identifying and recommending individuals for election or reelection as directors, including director candidates submitted by the company’s stockholders, and advises the board with respect to corporate governance policies and procedures. The committee will periodically review and make recommendations regarding the company’s corporate governance policies and procedures and copies of which are discussed below under “Corporate Governance” and are posted on the company’s website at www.conns.com under “Investor Relations – Corporate Governance.” The company adopted a written charter for the Nominating and Corporate Governance Committee, which is also posted on our website at www.conns.com under “Investor Relations – Corporate Governance.”

Members of the Nominating and Corporate Governance Committee are appointed by the board. The members of the Committee serve until their successors are duly elected and qualified, and they may be removed by the board of directors in its discretion. Members of the Committee are independent directors who are not employees of the company or any of its subsidiaries. The members of the Committee are Messrs. Jacoby, Bob L. Martin and Trawick. All members of the Nominating and Corporate Governance Committee were determined to be “independent” as defined by the SEC and NASDAQ listing standards.

The Nominating and Corporate Governance Committee held one regular meetings in fiscal 2010. This meeting was attended by all members of the Committee.

Transition Committee

The Transition Committee consists of four members of the board of directors, Douglas H. Martin, and three independent directors – Messrs. Jacoby, Bob L. Martin and Trawick. The Transition Committee evaluates and assists in the implementation of the succession planning and specifically transition planning for the company’s executive officers, particularly that for the President and Chief Executive Officer of the company, which was implemented during fiscal year 2010. The Transition Committee had one regular meeting during fiscal 2010, which was attended by all members.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We have developed a compensation program for executives and key employees designed to: (i) reward performance that increases the value of our common stock; (ii) attract, retain and motivate executives and key employees with competitive compensation opportunities; and (iii) build and encourage ownership of our shares of common stock. Toward these goals, our compensation program has been designed and implemented to reward our executives for strong financial and operating performance and leadership attributes and examples, and to coordinate these criteria with those of our stockholders. These goals are intended to reward our executive officers and encourage their long term commitment to the company. We believe that our compensation programs, consisting of base salary, annual bonus programs tied to the objective success of our company’s financial performance, and an equity incentive compensation program through granting of stock options tied to the executive officers performance and retention desires, fulfill our objectives.

The following discussion and analysis are focused primarily on the compensation of our executive officers during fiscal 2010, with additional detail provided for our chief executive officer and our other named executive officers. Our “named executive officers” are the individuals who served as our chief executive officer and our chief financial officer and our three other most highly compensated executive officers for fiscal 2010. Information regarding the compensation of our named executive officers is provided under the heading “Compensation Tables” following this section.

Objectives/Reward

Reward Performance: The company’s performance is a key consideration in determining executive compensation, combined with the continued performance and service to us by each executive officer over an extended period of time. We also consider the accomplishment of strategic direction and goals, including specific business objectives. While our compensation policy recognizes that stock price performance is one measure of performance, given business conditions in the industry and our long-term strategic direction and goals, we believe that it may not necessarily be the best current measure of executive performance. Our compensation packages are based upon a company-wide compensation structure that emphasizes bonus compensation based upon company pre-tax income performance and is consistent for each position relative to its authority and responsibility. Additionally, for fiscal 2011, bonus calculations for certain of our executive officers will be calculated in part based upon the performance of their respective divisional responsibilities.

Attract, Retain and Motivate: We design our compensation program with the goal to obtain and retain the benefits of excellent executives in our significant areas of operations – sales, merchandising, financial and liquidity, distribution, product service, consumer credit and training. We understand that we must be competitive within our industry, including providing competitive salary, annual bonus opportunities and long-term compensation as part of our overall compensation program. Our equity compensation generally provides for vesting periods of five (5) years for our stock option programs for all but one of our employees – our Chairman, who has an Employment Agreement providing for less than five (5) years before retirement. This equity compensation aligns our executive officers’ goals with those of our stockholders, in providing for long term growth and related compensation.

Encourage Ownership of our Shares of Common Stock: Equally important in our compensation objectives is our desire for our executive officers to obtain and benefit from ownership of our common stock. This is accomplished through the deferred vesting of our stock option program, as explained above, and the resulting accumulation of shares of common stock by our executive officers.

Determining Compensation

Our compensation program consists of three basic elements: (i) base salary; (ii) annual bonus (both predetermined based on company performance and individual performance based); and (iii) equity awards. These components work together in determining the overall compensation of our executive officers.

In applying the above-described objectives for our executive compensation program, the Compensation Committee, in making its final determination, primarily relies upon:

•

input and recommendations received from the Chairman and the Chief Executive Officer, and other supervisors of each executive officer except the Chief Executive Officer, regarding the day-to-day performance of each individual and each executive officer’s areas of responsibilities and expectations for future performance;

•	publicly available information with respect to the executive compensation practices of certain public companies in our industry; and

•	its own judgment and knowledge of the industry.

Input Received from Supervisors and our Executive Committee. The Compensation Committee has historically relied in part on the input and recommendations of the Chairman and the Chief Executive Officer and, when the office was occupied, the Executive Vice Chairman, and other supervisors of our executive officers in making its final determination regarding annual increases to base salaries of the executive officers, individual levels for bonus compensation, and whether to grant long-term equity awards to our executive officers and if so, in what forms and amounts. The Compensation Committee believes that the Chairman and the Chief Executive Officer, by virtue of their role in overseeing the day-to-day performance of such individuals and their positions with us and their experience in the industry, are appropriately suited to make informed recommendations to the Compensation Committee with respect to the foregoing elements of our executive compensation program. As discussed below, the Compensation Committee alone determines the compensation for our Chief Executive Officer.

Peer Group Data. While the Compensation Committee does not deem it necessary or appropriate to base our executive compensation program on any comparative analyses of the amounts and forms of compensation which are paid to executive officers with comparable titles at other public companies in the home appliance and consumer electronics industry, it does review annually such other public information of public companies of comparable size and nature to ours of a retail business, as well as similarly situated public companies outside the retail business industry. We refer to such companies collectively as our “peer group.” For the year ended January 31, 2010, the companies which comprised our peer group for this review were hhgregg, Inc., Best Buy Co., Inc., Aaron Rents, Inc., and Rent-A-Center, Inc. The amount and structure of peer company compensation is a factor in the Compensation Committee’s determination of the compensation of executive officers, but the Compensation Committee does not target compensation of its executive officers based upon the levels of compensation of executives of the companies in our peer group due to the nature and responsibility level of each of our executive officers, since our business model and resulting levels of responsibility are not directly comparable with those of our peer group. However, based on the results of the review of peer companies, the Compensation Committee may determine to modify compensation of our executive officers. Unlike the home appliance and electronics retailing companies in our peer group, we provide financing to our customers to assist in their purchases. This provision of financing provides us with income opportunities not available to our peers, and requires additional management responsibilities and activities by our executive officers that are not commensurate with or comparable to any executive officers of companies in our peer group.

Other Factors. Key factors which also affect our executive compensation program include our financial performance, to the extent that the Compensation Committee believes it may be fairly attributed or related to the performance of a particular executive officer, as well as the contribution of each executive officer relative to his individual responsibilities and capabilities. While the Compensation Committee does consider our stock price performance, it has not utilized it as a measure of our financial performance, or the performance of our executive officers, given the fact that it may not take into account a variety of factors including, but not limited to, the business conditions within the industry as well as our long-term strategic direction and goals.

Elements of Compensation

Our compensation program consists of three basic elements: (i) base salary; (ii) bonus (both pre-determined based on our performance and individual performance based); and (iii) equity awards. These components work together in determining the overall compensation of our executive officers.

Base Salary: Each executive officer receives a base salary determined by the Compensation Committee to be commensurate with the officer’s area of responsibility and that officer’s areas and extent of responsibility in relation to our performance as a whole. The determination of this component is made at the first Compensation Committee meeting during each fiscal year, and is set for the ensuing fiscal year, or at other meetings as deemed necessary by the Compensation Committee. Such base salaries are intended to provide the executive officer with a competitive and equitable living salary.

Bonus: The Compensation Committee establishes our bonus program for all named executive officers, after receiving recommendations from the Chairman and the Chief Executive Officer, and when the offices were occupied, the Executive Vice Chairman and the Chief Operating Officer, for each individual named executive officer. The bonus program is based on both pre-determined levels of company performance and bonus levels set for each named executive officer based on individual performance. Additionally, for fiscal 2011, bonus calculations for certain of our executive officers will be calculated in part based upon the performance of their respective divisional responsibilities.

Executive officers receive bonus payments based on the company’s achievement of pre-determined profit goals approved by the Compensation Committee each fiscal year. For the fiscal years ended January 31, 2008, January 31, 2009, and January 31, 2010, the profit goals and the bonus amount associated with each of those goals were as follows:

	Fiscal Year 2008 Pre-Tax Profit Goals
	$62,400,000	$65,400,000	$68,400,000	$71,400,000
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	500,000	583,333	666,667	750,000
David L. Rogers	150,000	196,154	246,154	300,000
William C. Nylin, Jr.	250,000	326,923	410,256	500,000
Timothy L. Frank	150,000	196,154	246,154	300,000
David W. Trahan	150,000	196,154	246,154	300,000

(1)

Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2008 were calculated excluding any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets.

	Fiscal Year 2009 Pre-Tax Profit Goals (as adjusted)
	$60,328,886	$63,345,330	$66,361,775	$69,378,219
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	228,519	266,605	304,691	342,778
Michael J. Poppe	114,259	149,416	187,502	228,519
William C. Nylin, Jr.	114,259	149,416	187,502	228,519
Timothy L. Frank	159,963	209,182	262,503	319,926
David W. Trahan	137,111	179,299	225,003	274,222

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2009 were calculated excluding:

a.	any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets;

b.	any effect of the increase in allowance for doubtful accounts due to the increase in receivables funded under our asset-based loan facility.

Additionally, the actual pre-tax profit, goal and bonus payout were adjusted due to the financial impacts of the hurricanes which occurred during the month of September, 2008.

	Fiscal Year 2010 Pre-Tax Profit Goals (as adjusted)
	$69,300,000	$72,765,000	$76,230,000	$79,695,000
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	137,500	179,808	225,641	275,000
Timothy L. Frank	182,500	238,654	299,487	365,000
Michael J. Poppe	125,000	163,462	205,128	250,000
William C. Nylin, Jr.	137,500	179,808	225,641	275,000
Reymundo de la Fuente, Jr.	150,000	196,154	246,154	300,000

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2010 were calculated excluding:

a.	any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets;

b.	any effect of the increase in allowance for doubtful accounts due to the increase in receivables funded under our asset-based loan facility; and

c.	any effect of the goodwill impairment charge incurred during the third quarter of the current fiscal year.

Individual named executive officers may also receive bonus payments based on individual performance. Additionally, for fiscal 2011, bonus calculations for certain of our executive officers will be calculated in part based upon the performance of their respective divisional responsibilities. These bonus levels are recommended by the Chairman and the Chief Executive Officer, and determined by the Compensation Committee, based on that named executive officer’s level of responsibility and ability to affect the performance of his area of responsibility and the company’s performance. We do not have any direct criteria for individual performance bonus amounts or payments, nor are these based upon any percentage of the individuals’ base salary or goals. At the end of each fiscal year, the Compensation Committee may additionally establish individual performance bonus awards for each named executive officer upon recommendation of the Chairman and the Chief Executive Officer.

For each of these elements, the Compensation Committee, in making its final determination, reviews recommendations from our Chairman and our Chief Executive Officer of the amounts and timing of each, based upon our performance as a company and their respective day to day working knowledge of the performance of each individual and each such individuals areas of responsibility and expectations for future performance and rewards. The Compensation Committee alone determines the compensation of our Chief Executive Officer. As a result of the company’s failure to achieve the minimum level of pretax profit goals as set forth in the above schedule, our fiscal year 2010 bonus payments were reduced by the Compensation Committee accordingly. The original bonus pool of $2,137,500, based upon our operational achievement of the minimum level one of pretax profit goal as presented above of $69,300,000, was reduced sixty percent by the Compensation Committee to $853,167, due to our operating performance for fiscal year 2010, based upon our adjusted pretax profit estimate of $26,528,790. The executive officers, including the Chairman and the Chief Executive Officer, received total payment of $706,544 of the bonus pool, of which the named executive officers received total payment of $435,044, including earned and contingency distribution.

The Compensation Committee also relies on its explicit knowledge of the industry and our peers in determining the final salary, bonus and equity awards on a comparative basis as it deems appropriate and necessary to reward and maintain the executives as an integral part of our executive team and its overall performance and achievements.

Employment Agreements

Our Chairman has been accorded an employment agreement expiring on January 31, 2011. This employment agreement may be renewed for successive one year periods upon the mutual written consent of the company and our Chairman. Under the terms of this employment agreement, this officer is entitled to payment of an annual salary plus a bonus based upon attainment of performance goals determined by our Compensation Committee, to participate in our employee benefit plans and receive options to purchase shares of our common stock. In the event that we terminate the executive officer’s employment other than for cause or we do not renew the employment agreement when it expires, we are obligated to pay the executive officer severance in an amount equal to the executive officer’s annual base salary. Under this employment agreement, the executive agreed to a confidentiality agreement as well as not to compete with the company for period of one year following the termination of the agreement and not to solicit our employees to work for anyone else for a period of two years following the termination of the agreement.

Thomas J. Frank, our Chief Executive Officer and the Chairman of our board of directors through June 2, 2009, retired fully from our board of directors effective September 14, 2009. Mr. Frank had an executive employment agreement providing for payment of an annual salary plus a bonus based upon attainment of performance goals determined by our Compensation Committee, to participate in our employee benefit plans and receive options to purchase shares of our common stock. Under this executive employment agreement, Mr. Frank agreed to a confidentiality agreement as well as to not compete with the company for period of one year following the termination of the agreement and to not solicit our employees to work for anyone else for a period of two years following the termination of the agreement. Upon Mr. Frank’s resignation as Chief Executive Officer, the executive employment agreement terminated, and the board of directors approved a new employment agreement for Mr. Frank providing for Mr. Frank’s continued employment by the company on a part time basis for thirty-six months, to renew for successive twelve month periods unless terminated by Mr. Frank or the company at the end of each period. The employment agreement provides for Mr. Frank to be paid incentive compensation, if any, earned through the date of his retirement, to be paid an annual salary of $144,000, that Mr. Frank and his spouse shall continue to be entitled to participate in the company’s major medical and health plan until his death, or the death of his spouse should she survive him, or if Mr. Frank is ineligible, the company will provide Mr. Frank and his spouse comparable insurance coverage through separate policies. Mr. Frank is entitled to receive $1,000 per month auto allowance and a company gasoline credit card. Mr. Frank will additionally be covered by director liability insurance coverage. The confidentiality, non-compete and non-solicitation provisions contained in Mr. Frank’s Executive employment agreement are continued under this employment agreement.

Other Compensation

We provide our named executive officers with other benefits, as reflected in the All Other Compensation column in the Summary Compensation Table on page 16, which the Compensation Committee believes is reasonable, competitive and consistent with the company’s executive compensation program.

Compensation for the Named Executive Officers in Fiscal 2010

Chief Executive Officer Compensation

Our Chief Executive Officer’s annual compensation package was determined in accordance with our policies and procedures for all executive officers. With respect to our fiscal year ended January 31, 2010, during which Mr. Thomas Frank served as our Chief Executive Officer, under his employment agreement Mr. Frank was eligible to receive an annual cash bonus or Incentive Compensation, the amount of such bonus determined by the Compensation Committee in accordance with a pre-established performance goal which satisfies the requirements of Section 1.162-27(e)(2) of the Treasury regulations, taking into account any one or more of the following criteria with respect to our or any of our affiliates or divisions: (a) total revenues or any component thereof; (b) operating income, pre-tax or after-tax income, EBITA, EBITDA or net income; (c) cash flow, free cash flow or net cash from operations; (d) earnings per share; (e) value of the our common stock or total return to stockholders; and (f) any combination of any or all of the foregoing criteria, in each case on an absolute or relative basis. The performance goals established for fiscal years 2008, 2009 and 2010, and the bonus amount associated with each level were as follows:

	Fiscal Year 2008 Pre-Tax Profit Goals
	$62,400,000	$65,400,000	$68,400,000	$71,400,000
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	500,000	583,333	666,667	750,000

(1)

Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2008 were calculated excluding any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets.

	Fiscal Year 2009 Pre-Tax Profit Goals (as adjusted)
	$60,328,886	$63,345,330	$66,361,775	$69,378,219
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	228,519	266,605	304,691	342,778

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2009 were calculated excluding:

a.	any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets;

b.	any effect of the increase in allowance for doubtful accounts due to the increase in receivables funded under our asset-based loan facility.

Additionally, the actual pre-tax profit, goal and bonus payout were adjusted due to the financial impacts of the hurricanes which occurred during the month of September, 2008.

	Fiscal Year 2010 Pre-Tax Profit Goals
	$69,300,000	$72,765,000	$76,230,000	$79,695,000
Name	(1)	(1)	(1)	(1)
Thomas J. Frank, Sr.	137,500	179,908	225,641	275,000

(1)	Bonuses are calculated on a pro-rata basis when pre-tax profits fall between the levels shown above. Pre-tax profits for purposes of the bonus in fiscal year 2010 were calculated excluding:

a.	any effect of gain or loss from fair value adjustments recorded related to our interest in securitized assets;

b.	any effect of the increase in allowance for doubtful accounts due to the increase in receivables funded under our asset-based loan facility; and

c.	any effect of the goodwill impairment charge incurred during the third quarter of the current fiscal year.

The Incentive Compensation award for any year may not exceed $1,920,000. The Compensation Committee evaluated and took into account each of the above listed criteria in determining the performance goals for fiscal 2010 and took into account the same criteria in determining the performance goals for fiscal 2011. Due to our financial performance, our Chief Executive Officer received a cash bonus based on achievement of financial results below the first level of pretax profit goal, as reflected in the Summary Compensation Table that follows. The other components of our Chief Executive Officer’s compensation package are also reflected in the Summary Compensation Table and the footnotes following.

Mr. Timothy Frank became our Chief Executive Officer in June 2009. He does not have an employment agreement and his annual compensation package is determined in accordance with our policies and procedures for all executive officers.

Other Named Executive Officers’ Compensation

Each of the named executive officer’s compensation, other than Mr. Thomas Frank, was determined in accordance with our policies and procedures for all executive officers, including bonus, stock option and other benefits. Each of the components is addressed in the Summary Compensation Table and the footnotes following for each Named Executive Officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and discussed it with the company’s management. Based on its review and discussions with management, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for fiscal year ended January 31, 2010 and the company’s 2010 Proxy Statement on Schedule 14A related to the 2010 annual meeting of stockholders, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Compensation Committee.

Jon E.M. Jacoby, Chairman

William T. Trawick

Theodore M. Wright

Compensation Tables

Summary Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
			(1)		(2)
Thomas J. Frank, Sr. Chairman and CEO	2008	400,000	665,681	—	91,200	—	—	8,600	1,165,481
	2009	280,000	497,187	—	44,850	—	—	8,800	830,837
	2010	176,000	57,545	—	—	—	—	7,595	241,140
								(3)

Timothy L. Frank President and COO and CEO (4)	2008	220,000	268,532	—	250,250	—	—	10,037	748,819
	2009	270,000	452,989	—	130,800	—	—	8,921	862,710
	2010	329,000	109,863	—	112,800	—	—	10,455	562,118
								(5)

Michael J. Poppe CFO	2009	250,000	317,278	—	98,100	—	—	9,417	674,795
	2010	260,583	85,000	—	112,800	—	—	8,108	466,491
								(6)

William C. Nylin, Jr. Executive Vice Chairman	2008	285,000	414,220	—	91,200	—	—	13,700	804,120
	2009	210,000	369,278	—	44,850	—	—	13,900	638,028
	2010	324,000	92,636	—	68,600	—	—	13,605	498,841
								(7)

David W. Trahan President - Retail Division	2008	228,000	255,032	—	200,200	—	—	11,120	694,352
	2009	256,667	308,000	—	98,100	—	—	5,834	668,601
								(8)

Reymundo de la Fuente, Jr. President - Credit Division	2010	260,583	90,000	—	112,800	—	—	9,818	473,201
								(9)

(1)

The executives shown above receive a base bonus amount based on the pre-tax performance goals shown above under “Elements of Compensation”. The executives can also receive discretionary funds that are approved by the Compensation Committee. The table below shows the composition of bonus payments made for the fiscal years 2008, 2009 and 2010.

(2)

Aggregate grant date fair value of awards granted during the year in accordance with ASC 718, “Compensation-Stock Compensation”. Information regarding the assumptions used in calculating the fair value under ASC 718 can be found in Note 7 to the financial statements contained in the Company’s annual report on Form 10-K filed with the SEC on March 25, 2010.

(3)

Company matched 401K contributions $8,600, $8,800 and $7,595 for fiscal years 2008, 2009 and 2010, respectively. (4) Mr. Timothy Frank served as President and COO during fiscal years 2008 and 2009 and part of 2010. From June 3, 2009 on Mr. Frank has served as CEO.

(5)	Company matched 401K contributions of $7,837, $6,721 and $8,255, and use of automobile (including fuel) of $2,200, $2,200 and $2,200 for fiscal years 2008, 2009 and 2010, respectively.
(6)	Company matched 401K contributions of $9,417 and $8,108 for fiscal years 2009 and 2010, respectively.
(7)	Company matched 401K contributions of $8,700, $8,900 and $8,605, and use of automobile (including fuel) of $5,000, $5,000 and $5,000 for fiscal years 2008, 2009 and 2010, respectively.
(8)	Company matched 401K contributions of $9,120 and $3,834, and use of automobile (including fuel) of $2,000 and $2,000 for fiscal years 2008 and 2009, respectively.
(9)	Company matched 401K contributions of $7,818 and use of automobile (including fuel) of $2,000 for fiscal year 2010.

Name		Base bonus earned ($)	Discretionary funds ($)	Total bonus paid ($)
Thomas J. Frank, Sr.	2008	592,681	73,000	665,681
	2009	308,214	188,973	497,187
	2010	17,545	40,000	57,545
Timothy L. Frank	2008	200,532	68,000	268,532
	2009	267,814	185,175	452,989
	2010	69,863	40,000	109,863
Michael J. Poppe	2009	191,295	125,983	317,278
	2010	47,851	37,149	85,000
William C. Nylin, Jr.	2008	334,220	80,000	414,220
	2009	191,295	177,983	369,278
	2010	52,636	40,000	92,636
David W. Trahan	2008	200,532	54,500	255,032
	2009	229,555	78,445	308,000
Reymundo de la Fuente, Jr.	2010	57,422	32,578	90,000

Grants of Plan-Based Awards

		Estimated Future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards; Number of shares of stock or units (#)	All other option awards Number of securities underlying (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas J. Frank, Sr.	11/24/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	—	$—	—
Timothy L. Frank	11/24/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30,000	$6.34	112,800
Michael J. Poppe	11/24/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30,000	$6.34	112,800
William C. Nylin, Jr.	11/24/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	20,000	$6.34	68,600
Reymundo de la Fuente, Jr.	11/24/2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A	30,000	$6.34	112,800

Outstanding Equity Awards at Fiscal Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Option (#)	Option Exercised Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of shares or Units of Stock That Have Not Been Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas J. Frank, Sr. Chairman and CEO	56,500	0		N/A	$14.00	11/25/2013	N/A	N/A	N/A	N/A
	35,000	0		N/A	$17.73	11/30/2014	N/A	N/A	N/A	N/A
	25,000	0		N/A	$33.88	11/30/2015	N/A	N/A	N/A	N/A
	25,000	0		N/A	$22.68	12/4/2016	N/A	N/A	N/A	N/A
	10,000	0		N/A	$19.99	11/27/2017	N/A	N/A	N/A	N/A
	15,000	0		N/A	$6.33	11/25/2018	N/A	N/A	N/A	N/A

Timothy L. Frank President and COO and CEO	11,228	0		N/A	$8.21	7/26/2011	N/A	N/A	N/A	N/A
	8,000	0		N/A	$14.00	11/25/2013	N/A	N/A	N/A	N/A
	10,000	0		N/A	$17.73	11/30/2014	N/A	N/A	N/A	N/A
	12,000	3,000	(1)	N/A	$33.88	11/30/2015	N/A	N/A	N/A	N/A
	12,000	8,000	(2)	N/A	$22.68	12/4/2016	N/A	N/A	N/A	N/A
	10,000	15,000	(3)	N/A	$19.99	11/27/2017	N/A	N/A	N/A	N/A
	8,000	32,000	(4)	N/A	$6.33	11/25/2018	N/A	N/A	N/A	N/A
	0	30,000	(5)	N/A	$6.34	11/24/2019	N/A	N/A	N/A	N/A

Michael J. Poppe CFO	15,000	0		N/A	$14.48	10/7/2014	N/A	N/A	N/A	N/A
	15,000	0		N/A	$17.73	11/30/2014	N/A	N/A	N/A	N/A
	8,000	2,000	(1)	N/A	$33.88	11/30/2015	N/A	N/A	N/A	N/A
	12,000	8,000	(2)	N/A	$22.68	12/4/2016	N/A	N/A	N/A	N/A
	8,000	12,000	(3)	N/A	$19.99	11/27/2017	N/A	N/A	N/A	N/A
	6,000	24,000	(4)	N/A	$6.33	11/25/2018	N/A	N/A	N/A	N/A
	0	30,000	(5)	N/A	$6.34	11/24/2019	N/A	N/A	N/A	N/A

William C. Nylin, Jr. Executive Vice Chairman	44,947	0		N/A	$14.00	11/25/2013	N/A	N/A	N/A	N/A
	35,000	0		N/A	$17.73	11/30/2014	N/A	N/A	N/A	N/A
	15,000	0		N/A	$33.88	11/30/2015	N/A	N/A	N/A	N/A
	25,000	0		N/A	$22.68	12/4/2016	N/A	N/A	N/A	N/A
	10,000	0		N/A	$19.99	11/27/2017	N/A	N/A	N/A	N/A
	15,000	0		N/A	$6.33	11/25/2018	N/A	N/A	N/A	N/A
	0	20,000	(6)	N/A	$6.34	11/24/2019	N/A	N/A	N/A	N/A

Outstanding Equity Awards at Fiscal Year End (continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexcercised Option (#)	Option Exercised Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of shares or Units of Stock That Have Not Been Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Reymundo de la Fuente, Jr. Executive Vice President	28,000	0		N/A	$8.21	7/27/2010	N/A	N/A	N/A	N/A
	28,000	0		N/A	$8.21	1/25/2011	N/A	N/A	N/A	N/A
	42,000	0		N/A	$8.21	7/15/2011	N/A	N/A	N/A	N/A
	8,000	0		N/A	$14.00	11/25/2013	N/A	N/A	N/A	N/A
	10,000	0		N/A	$17.73	11/30/2014	N/A	N/A	N/A	N/A
	12,000	3,000	(1)	N/A	$33.88	11/30/2015	N/A	N/A	N/A	N/A
	9,000	6,000	(2)	N/A	$22.68	12/4/2016	N/A	N/A	N/A	N/A
	8,000	12,000	(3)	N/A	$19.99	11/27/2017	N/A	N/A	N/A	N/A
	6,000	24,000	(4)	N/A	$6.33	11/25/2018	N/A	N/A	N/A	N/A
	0	30,000	(5)	N/A	$6.34	11/24/2019	N/A	N/A	N/A	N/A

(1)	– Options vest ratably at 20% per year for five years with final vesting on 11/30/2010.
(2)	– Options vest ratably at 20% per year for five years with final vesting on 12/4/2011.
(3)	– Options vest ratably at 20% per year for five years with final vesting on 11/27/2012.
(4)	– Options vest ratably at 20% per year for five years with final vesting on 11/25/2013.
(5)	– Options vest ratably at 20% per year for five years with final vesting on 11/24/2014.
(6)	– Options are fully vested after one year with that vesting occurring on 11/24/2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Frank, Sr.	0	0	N/A	N/A
Timothy L. Frank	0	0	N/A	N/A
Michael J. Poppe	0	0	N/A	N/A
William C. Nylin, Jr.	0	0	N/A	N/A
Reymundo de la Fuente, Jr.	0	0	N/A	N/A

Termination of Employment and Change of Control Arrangements

The following table indicated the quantitative disclosure of the estimated payments that would have been provided to our named executive officers if they were terminated without cause or if their employment agreement is not renewed, as of January 31, 2010:

The following table also indicated the quantitative disclosure of the estimated benefit of the acceleration of each named executive officer’s unvested options had a change of control occurred on January 31, 2010 and is calculated based on the closing price of the company’s common stock on January 31, 2010:

Termination/Change in Control Benefits

Named Executive Officer	Vesting acceleration of options upon change in control (# of shares) (b)	Compensation in lieu of salary/bonus upon termination not for cause ($)
Thomas J. Frank, Sr.	—	—
Timothy L. Frank	88,000	—
Michael J. Poppe	76,000	—
William C. Nylin, Jr.	20,000	240,000
Reymundo de la Fuente, Jr.	75,000	—

(b)	Assumes vesting would accelerate on all unvested options per the employee stock option plan:

“1. Acceleration of Vesting and Exercise Dates. The other provisions of this Agreement notwithstanding and pursuant to Paragraph 12 of the Plan:

(a) In the event of a proposed dissolution or liquidation of the company and at the discretion of the Administrator, this Option may be immediately exercised for the entire number of Shares covered hereby until fifteen (15) days prior to such dissolution or liquidation;

(b) In the event of a Merger Transaction in which this Option shall not be assumed or an equivalent option issued as a substitute by a successor entity, the Administrator shall notify the Optionee in writing that this Option shall be exercisable for the entire number of Shares covered hereunder for a period of fifteen (15) days from the date of such notice; or

In the event of a Merger Transaction that constitutes a Change of Control in which this Option is assumed or an equivalent option is issued by a successor entity, an Involuntary Termination of the Optionee within one (1) year after the effective date of the Change of Control shall cause this Option or the equivalent substitute option to be immediately exercisable for the full number of Shares covered hereunder.”

(c)

These amounts would be paid in equal installment in such intervals as the base salary would have been paid, i.e., semi-monthly. Assumes termination occurred on February 1, 2010 and that termination satisfies the following language from the employment agreements in force:

“1. In the event (i) Conn’s exercises its right of termination other than for Cause or (ii) this Agreement is not renewed by Conn’s when it expires, Conn’s shall be obligated to pay Executive’s Base Salary and Incentive Compensation, if any, earned and accrued but unpaid through the date of termination. In addition, Conn’s shall pay as severance pay one (1) year of Executive’s current Base Salary. Such payments shall be made in equal installments in such intervals as the Base Salary was paid at the time of such termination or expiration.”

Compensation of Non-Employee Directors

Each non-employee director of the board in respect of his or her service on the board receives or will receive:

•	an annual retainer of $25,000 for the 2007 annual meeting through the 2010 annual meeting;

•	$2,500 for each board meeting attended;

•	$1,000 for each Audit Committee meeting attended by a member of the Audit Committee (excluding the chair of the Audit Committee) on the same day as a board meeting;

•	$1,500 for each Audit Committee meeting attended by the chair of the Audit Committee on the same day as a board meeting;

•	$2,500 for each Audit Committee meeting attended by a member of the Audit Committee (excluding the chair of the Audit Committee) on a day other than the day of the board meeting;

•	$3,500 for each Audit Committee meeting attended by the chair of the Audit Committee meeting on a day other than the day of the board meeting;

•	$500 per meeting for participation in a telephonic meeting of the board;

•	$750 for each Compensation Committee meeting attended by a member of the Compensation Committee on the same day as a board meeting;

•	$1,250 for each Compensation Committee meeting attended by a member of the Compensation Committee on a day other than the day of a board meeting;

•	$750 for each Transition Committee meeting attended by a member of the Transition Committee on the same day as a board meeting;

•	$1,250 for each Transition Committee meeting attended by a member of the Transition Committee on a day other than the day of a board meeting;

•	$750 for each Nominating and Corporate Governance Committee meeting attended by a member of the Nominating and Corporate Governance Committee on the same day as a board meeting; and

•	$1,250 for each Nominating and Corporate Governance Committee meeting attended by a member of the Nominating and Corporate Governance Committee on a day other than the day of a board meeting.

In addition our non-employee directors (i) are allowed to participate in the company’s medical plan at the same contributories with all the benefits of full-time active employees, (ii) receive a merchandise discount in the same amount as the discount our employees receive; and (iii) are reimbursed for their expenses in attending board and committee meetings.

We adopted the 2003 Non-Employee Director Stock Option Plan in February 2003 in connection with our initial public offering, and amended the Plan by vote of stockholders at our 2006 annual meeting of stockholders. The plan is administered by the board of directors. Only non-employee directors are eligible grantees. Upon the closing of the initial public offering, we granted each of our then-current non-employee directors the option to purchase 40,000 shares of our common stock, and we have and will grant an option to purchase 40,000 shares of our common stock to any new board member. We will also grant our non-employee directors an option to purchase an additional 10,000 shares following each annual stockholders meeting on and after the fourth anniversary of each non-employee director’s initial election or appointment to the board of directors. The initial options to purchase 40,000 shares of our common stock issued to non-employee directors vest equally over a three year period, and the additional options to purchase 10,000 shares of our common stock issued to non-employee directors vests on the first annual anniversary date of the date of the grant. The exercise price of each option is equal to the price per share of our common stock at the close of market on the date the option is granted. The options have a term of up to ten years. Upon a change in control or sale of the company, optionees have special vesting and exercise rights.

Accordingly, if reelected at the 2010 annual meeting, each of the nominated non-employee directors, Messrs. Brailsford, Jacoby, Bob L. Martin, Douglas H. Martin, Thompson, Trawick and Wright, shall be granted an option to purchase an additional 10,000 shares of our common stock as of the date of reelection, with the option vesting on the annual anniversary date of the date of grant.

Director Compensation

Name	Fees earned or paid in cash $	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings $	All Other Compensation ($)	Total ($)

			(1)
Thomas J. Frank, Sr.	—	—	—	—	—	—	—
Timothy L. Frank	—	—	—	—	—	—	—
William C. Nylin, Jr.	—	—	—	—	—	—	—
Marvin D. Brailsford	46,500	—	54,000	—	—	—	100,500
Jon E. M. Jacoby	41,000	—	54,000	—	—	—	95,000
Bob L. Martin	37,500	—	54,000	—	—	—	91,500
Douglas H. Martin	37,500	—	54,000	—	—	—	91,500
Scott L. Thompson	44,500	—	54,000	—	—	—	98,500
William T. Trawick	41,000	—	54,000	—	—		95,000
Theodore M. Wright	53,250	—	54,000	—	—	—	107,250

(1)

Aggregate grant date fair value of awards granted during the year in accordance with ASC 718. Information regarding the assumptions used in calculating the fair value under ASC 718 can be found in Note 7 to the financial statements contained in the Company’s annual report on Form 10-K filed with the SEC on March 25, 2010. Messrs. Brailsford, Jacoby, Bob L. Martin, Douglas H. Martin, Trawick and Wright were each issued 10,000 options on July 2, 2007. Those awards fully vested after one year. Messrs. Brailsford, Jacoby, Bob L. Martin, Douglas H. Martin, Thompson, Trawick and Wright were each issued 10,000 options on June 3, 2008. Those awards fully vested after one year. Messrs. Brailsford, Jacoby, Bob L. Martin, Douglas H. Martin, Thompson, Trawick and Wright were each issued 10,000 options on June 4, 2009. Those awards fully vest after one year. The total number of options outstanding at January 31, 2010 was 363,000.

Indemnification Arrangements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and certain executive officers, including our named executive officers, to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and certain officers for certain expenses, including judgments, fines and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the company or of any other corporation which such person served in any capacity at the request of the company.

In addition, we have entered into indemnification agreements with each of our directors pursuant to which we will indemnify them against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements also provide for the advancement of certain expenses (such as attorney’s fees, witness fees, damages, judgments, fines and settlement costs) to our directors in connection with any such suit or proceeding.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

CORPORATE GOVERNANCE

Code of Ethics

Our board has adopted a code of business conduct and ethics for our employees, a code of ethics for our chief executive officer and senior financial professionals and a code of business conduct and ethics for our board of directors. A copy of these codes is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” We intend to make all required disclosures concerning any amendments to, or waivers from, these codes on our website.

Separation of Chairman of the Board and Chief Executive Officer

Effective June 2, 2009, Thomas J. Frank retired from his offices of Chief Executive Officer and as Chairman of the Board of Directors, and, in accordance with previous transition and succession planning of the board of directors, Timothy L. Frank, a director of the company since November 23, 2008, and Chief Executive Officer Designate of the company since June 3, 2008, was elected Chief Executive Officer of the company. While our bylaws and corporate governance guidelines do not require that our Chairman of the Board of Directors position and Chief Executive Officer positions be separate, effective June 2, 2009, the board of directors elected to separate the offices of Chairman of the Board of Directors and Chief Executive Officer, and appointed William C. Nylin, Jr. as Chairman of the Board of Directors.

This determination by the board of directors to separate these offices was made based upon the experience of the two individuals elected to the respective positions, and their previous service to the company as employees and to the board of directors as a director. Our board of directors has determined that having an independent director serve as Chairman of the Board of Directors at this time is not in the best interest of stockholders, but will reconsider this in fiscal 2011. This structure has been particularly useful given the company’s relatively new Chief Executive Officer and the structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the board. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing our Chairman of the Board of Directors to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment that would be required to serve as our Chairman of the Board of Directors, particularly as the board’s oversight responsibilities continue to grow. The board believes, due to the continued transition, leadership and experience provided by these two individuals, that having separate positions is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

The board is actively involved in oversight of risks that could affect the company. Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The Audit Committee of the board of directors is charged by its charter with the responsibility to and does review and discuss the company’s policies and practices with respect to risk assessment and risk management, and to report to the board of directors various areas of risk, including credit, liquidity and operational, that should receive further attention and discussions between the board and company management. Company management does present specifically to the board of directors various areas of risk concerns and management practices relative thereto as required by the audit committee, and when requested by the board. Additionally, at each regularly scheduled Audit Committee meeting, company management presents a particular area of risk, either independently as a result of its assessment of materiality or at the request of the Audit Committee. The Audit Committee works with management in assessing and addressing the company’s policies’ strengths and weaknesses in each area presented or separately assessed. The full board of directors receives at each regularly scheduled meeting, and more often as necessary, a presentation from management of the company’s operations, including presentations of liquidity and credit reports and risks. Upon request by the board of directors, representatives of management for the separate areas commit to and do subsequently or simultaneously provide additional information, revisions and explanations pertaining to their respective areas of management.

Stockholder Communications with the Board

We have adopted a policy that allows stockholders to communicate directly with the board of directors. Stockholders may contact the board or any committee of the board by any one of the following methods:

By telephone:	By mail:	By e-mail:

(409) 832-1696, Ext. 3398	Conn’s, Inc. Board of Directors 3295 College Street Beaumont, Texas 77701 Attn: Corporate General Counsel	generalcounsel@conns.com

All communications submitted under this policy will be compiled by the Compliance Officer of the company and submitted to the board or the requisite board committee on a periodic basis. Complaints or concerns relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee under the policy adopted by the Audit Committee. This policy and procedure is posted on our website at www.conns.com under “Investor Relations – Corporate Governance”.

AUDIT COMMITTEE REPORT

The Committee

Our board of directors established the Audit Committee to be responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and to oversee the company’s (i) financial reporting process; (ii) internal audits, internal control policies and procedures implementation and compliance with Sarbanes-Oxley Section 404 requirements and authorities; and (iii) financial, tax, and risk management policies. The Audit Committee is composed of three members and operates under a written charter, a copy of which is published on our website at www.conns.com under “Investor Relations – Corporate Governance.” The Audit Committee has prepared the following report on its activities with respect to the company’s financial statements for the fiscal year ended January 31, 2010.

Review and Discussion

Management is responsible for the company’s financial reporting process including its system of internal controls, and for the preparation of Conn’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, LLP, the company’s independent registered public accounting firm, is responsible for auditing those financial statements and for attesting to the effectiveness of the company’s internal control over financial reporting. It is the Audit Committee’s responsibility to monitor and review these processes. The members of the Audit Committee are not employees of the company and do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

In connection with the preparation of the company’s audited financial statements for the fiscal year ended January 31, 2010, the Audit Committee:

•

reviewed and discussed the company’s Annual Report on Form 10-K, including the audited consolidated financial statements of the company and Management’s Report on Internal Control over Financial Reporting for the year ended January 31, 2010, with management;

•

discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with Ernst & Young its independence from Conn’s, including whether Ernst & Young’s provision of non-audit services to the company is compatible with the auditors’ independence.

The Audit Committee meets with the company’s independent auditors to discuss the results of their examinations, their evaluations of the company’s internal controls and the overall quality of the company’s financial reporting. The Audit Committee held four regularly scheduled meetings and five telephonic meetings during the fiscal year ended January 31, 2010.

Recommendation

Based on the review and discussion referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2010, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Theodore M. Wright, Chairman
Marvin D. Brailsford Scott L. Thompson

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on our common stock against the Nasdaq U.S. Stock Market Index and the average of a peer group index comprised of publicly traded consumer electronic and/or appliance retailers(1) (2) since January 31, 2005. We are changing the performance graph peer group index to reflect the companies against which we benchmark our executives’ compensation. The graph reflects the value of a $100 investment as of January 31, 2005 in either our stock or the indices presented at the dates of measurement, including reinvestment of dividends. The corresponding index values and common stock price values are summarized in the table below by measurement date.

Trade Date	Conn’s Index	NASDAQ US Stock Market Index	Peer Group Stock Index[1]	Peer Group Stock Index[2]	Conn’s Closing Stock Price
January 31, 2005	$100.00	$100.00	$100.00	$100.00	$16.55
January 31, 2006	262.75	112.73	133.25	135.48	43.48
January 31, 2007	141.83	121.31	161.41	140.18	23.47
January 31, 2008	116.65	118.58	125.98	130.31	19.30
January 31, 2009	73.49	73.95	65.79	81.39	12.16
January 31, 2010	33.97	114.78	105.21	109.79	5.62

[1]	The peer group index consists of the simple average of the indices of Sears Holding Co., Best Buy Co., Inc., Aaron Rents, Inc., Rent-A-Center Inc., Rex Stores Corp. and hhgregg, Inc..
[2]	The peer group index consists of the simple average of the indices of Best Buy Co., Inc., Aaron Rents, Inc., Rent-A-Center Inc., and hhgregg, Inc..

EXECUTIVE OFFICERS

Biographical Information

The board appoints our executive officers at the first board meeting following our annual meeting of stockholders and updates the executive officer positions as necessary. Our executive officers serve at the discretion of the board and until their successors are elected and qualified or until the earlier of their death, resignation or removal.

The following sets forth certain biographical information regarding our executive officers, including service with Conn Appliances, Inc., our predecessor company. For our executive officers who are also directors, you may find their biographies under “Board of Directors; Board of Director Nominees” above.

Name	Age	Positions	Years of Service with Conn’s

William C. Nylin, Jr.	67	Chairman of the Board	17
Timothy L. Frank	42	Chief Executive Officer and President	14
Michael J. Poppe	42	Chief Financial Officer	6
David W. Trahan	49	President – Retail Division	23
Reymundo de la Fuente, Jr.	49	President – Credit Division	12
Robert B. Lee	62	Senior Vice President – Operations	11
David R. Atnip	62	Senior Vice President and Treasurer	17
Walter M. Broussard	50	Senior Vice President – Recruiting	24
Clinton W. Harwood	53	Senior Vice President – Information Technology	16
Hoby B. Dillon	39	Senior Vice President – Finance	1

Michael J. Poppe. Our board of directors appointed Michael J. Poppe as our Chief Financial Officer effective February 1, 2008. Mr. Poppe served as our Controller and Assistant Chief Financial Officer and Assistant Treasurer since he joined us in September 2004 until February 1, 2008. In the 14 years prior to his joining us, Mr. Poppe served in various accounting and finance management positions in public accounting at Arthur Andersen LLP and in automotive retail companies, most recently as Vice President and Corporate Controller of Group 1 Automotive, Inc. Mr. Poppe spent from January 1997 until May 2004 at Group 1, a New York Stock Exchange listed, Fortune 500 retail company, and was a member of the founding management team. Mr. Poppe is a certified public accountant and obtained his B.B.A in accounting and finance from Texas A&M University.

David W. Trahan was elected President – Retail Division by our board of directors on June 3, 2008. Mr. Trahan has previously served as our Executive Vice President – Retail from June 1, 2007, as our Senior Vice President – Retail from April 1, 2006 and as our Senior Vice President – Merchandising from October 2001. He has been employed by us since 1986 in various capacities, including sales, store operations and merchandising. He has been directly responsible for our merchandising and product purchasing functions, as well as product display and pricing operations, for the last four years. Mr. Trahan has completed special study programs at Harvard University, Rice University and Lamar University.

Reymundo de la Fuente, Jr. was elected President – Credit Division by our board of directors on June 3, 2008. Mr. de la Fuente has previously served as our Executive Vice President – Credit from June 1, 2007, and as our Senior Vice President – Credit since October 2001. Since joining us in 1998, he has served in positions that involve direct responsibility for credit underwriting, customer service inbound operations, collections, recovery of charge-offs and legal activities. Mr. de la Fuente has worked in the credit receivables industry since 1986 with national credit organizations. His responsibilities included the strategic direction and development of large credit portfolios. Mr. de la Fuente obtained his B.B.A. in finance from The University of Texas at San Antonio and holds an M.B.A. from Our Lady of the Lake in San Antonio.

Robert B. Lee has served as our Senior Vice President – Operations since June 2009 after serving as Senior Vice President – Service and Logistics, beginning April, 2005. He served as our Senior Vice President – Advertising from October 2001 and as our Vice President – Advertising from January 1999 to October 2001. His responsibilities include managing the Company’s real estate and maintenance services, various call centers, and support of the service and distribution divisions. Additionally, he chairs the site selection committee. From 1990 to 1998, Mr. Lee was a partner in Ann Lee & Associates, a Beaumont based advertising agency and public relations firm where he served as Chief Operating Officer. Mr. Lee obtained a B.B.A. in Finance from the University of Texas at Austin, and completed a post-graduate program at the University of Notre Dame.

David R. Atnip has served as our Senior Vice President since October 2001 and as our Treasurer since 1997. He joined us in 1992 and served as Chief Financial Officer from 1994 to 1997 and as our Secretary from 1997 to 2005. In 1995, he joined our board of directors and served in that capacity until September 2003. Mr. Atnip holds a B.B.A. in accounting from The University of Texas at Arlington and has over 21 years of financial experience in the savings and loan industry.

Walter M. Broussard has served as our Senior Vice President – Recruiting since June 3, 2008, as our Senior Vice President – Sales since 2005, and previously served as our Senior Vice President – Store Operations from October 2001. Mr. Broussard has served us in numerous retail capacities since 1985, including working on the sales floor as a sales consultant, store manager and district manager. He has over 26 years of retail sales experience. He attended Lamar University and has completed special study programs at Harvard University, Rice University and the University of Notre Dame.

Clinton W. Harwood has served as our Senior Vice President – Information Technology since being appointed by our board of directors effective June 1, 2007. He previously served as our Vice President – Information Technology since August 2000. Mr. Harwood joined Conn’s in April 1994 as Manager of Computer Operations, and has served the company in all aspects of information technology since that time. Prior to joining the company, he served in various information technology positions un utility, academic and petrochemical industries. Mr. Harwood holds both a Bachelor (1979) and Master (1988) of Science degrees in Computer Science from Lamar University, and completed a special study program at Harvard University.

Hoby B. Dillon was appointed by our board of directors as the Senior Vice President – Finance effective December 8, 2009, with responsibilities related to managing our funding and liquidity requirements and maintaining our banking relationships. Prior to joining us, Mr. Dillon spent 12 years at JPMorgan serving in a variety of corporate and investment banking positions, including M&A, leveraged finance, U.S. and European private placements and commercial banking. Prior to JPMorgan, Mr. Dillon spent 5 years with Temple Inland within its Forest Operations Division. Mr. Dillon is 39 years old and holds a BS from Louisiana State University and an MBA from Baylor University.

Equity Incentive Plans

Amended and Restated 2003 Incentive Stock Option Plan

In February 2003, we adopted our Amended and Restated 2003 Incentive Stock Option Plan, and amended the plan in June 2004 and May 2006. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Option grants are made within the discretion of the Compensation Committee. Options may be granted for such terms as the Compensation Committee may determine, but not for terms greater than ten years from the date of grant. The maximum number of shares of our common stock that may be issued under this plan is 3,859,767 shares, subject to adjustment. All options issued vest equally over five-year term or less, as per the grant. At January 31, 2010, there were options to purchase 2,363,215 shares of our common stock issued and outstanding under the plan and 557,719 shares remaining for future issuance under the plan.

Employee Stock Purchase Plan

In February 2003, we adopted our Employee Stock Purchase Plan. The plan is administered by the Compensation Committee of our board of directors. Our employees and employees of our subsidiaries, subject to certain exclusions, are eligible to participate in the plan. Eligible employees are able to purchase shares of our common stock without brokerage commissions and at a discount from market prices. The maximum number of shares of our common stock that may be issued under this plan is 1,267,085 shares, subject to adjustment. At January 31, 2010, there were 1,174,005 shares available for future issuance under the plan.

2003 Non-Employee Director Stock Option Plan

We also have the 2003 Non-Employee Director Stock Option Plan, which we adopted in February 2003 and is discussed on page 24. The maximum number of shares of our common stock that may be issued under this plan is 600,000 shares, subject to adjustment. All options issued to a director when he or she becomes a director currently vest equally over a three-year term, while those issued to a director on his fourth anniversary date of becoming a director vest on the first anniversary date of the grant. At January 31, 2010, there were options to purchase 363,000 shares of our common stock issued and outstanding under the plan and 120,000 shares remaining for future issuance under the plan.

The following table provides information regarding the number of shares of our common stock that may be issued on exercise of outstanding stock options and warrants under our existing equity compensation plans as of January 31, 2010. These plans are as follows:

•	the Amended and Restated 2003 Incentive Stock Option Plan;

•	the Non-Employee Director Stock Option Plan; and

•	the Employee Stock Purchase Program.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders	2,726,215	(1)	$14.57	1,851,724	(1)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	2,726,215		$14.57	1,851,724

(1)	Includes 363,000 outstanding options and 120,000 options available for future issue applicable to the Non-Employee Director Stock Option Plan.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS

AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated. For purposes of this table, a person is deemed to be the “beneficial owner” of the number of shares of common stock that such person has the right to acquire within 60 days of April 1, 2010 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.

Name	Common Stock Owned		Percent of Common Stock Owned
Conn’s Voting Trust (1)	5,246,309		23.35%
Warren A. Stephens	2,489,014	(2)	11.08%
Stephens Investments Holdings LLC	188,844	(3)	0.84%
Curtis F. Bradbury, Jr.	1,382,969	(4)	6.15%
Douglas H. Martin	302,471	(5)	1.34%
SG-1890, LLC	5,767,060		25.66%
W.R. Stephens, Jr.	5,767,484	(6)	25.67%
Jon E.M. Jacoby	63,588	(7)	0.28%
FMR, LLC	1,309,102	(8)	5.83%
Dimensional Fund Advisors LP	1,399,681		6.23%
Thomas J. Frank, Sr.	405,000	(9)	1.79%
Timothy L. Frank	327,540	(10)	1.45%
Michael J. Poppe	67,500	(11)	0.30%
William C. Nylin, Jr.	355,832	(12)	1.57%
Remundo de la Fuente, Jr.	187,000	(13)	0.83%
Marvin D. Brailsford	65,000	(14)	0.29%
Bob L. Martin	20,000	(15)	0.09%
William T. Trawick	20,000	(16)	0.09%
Theodore M. Wright	35,000	(17)	0.16%
Scott L. Thompson	38,000	(18)	0.17%
Directors and officers (12 persons)	1,886,931	(19)	8.08%

(1)

These shares have been contributed to a voting trust and are held and voted by an independent third party as voting trustee. The voting trust will vote the shares held in the voting trust in the same proportion as votes cast “for” or “against” any proposals by all other stockholders. The voting trust agreement imposes substantial limitations on the sale or other disposition of the shares subject to the voting trust. The voting trust agreement will expire in November 2013 or such earlier time as Stephens Inc. ceases to be an affiliate of ours or a market maker of our common stock.

(2)

Includes 149,199 shares owned by Stephens Inc. which have been contributed to the Voting Trust and as to which Mr. Stephens, as President, has no voting power and sole dispositive power. Also includes 6,637 shares held in discretionary trading accounts on behalf of Stephens Inc. clients as to which Mr. Stephens, as President of Stephens Inc., may be deemed to have shared voting power and shared dispositive power. Also includes 424 shares beneficially owned by Warren A. Stephens Trust as to which Mr. Stephens has sole voting and dispositive power. Also includes 4,356 shares owned by each of Warren Miles Amerine Stephens Trust, John Calhoun Stephens Trust, and Laura Whitaker Stephens Trust, which have been contributed to the Voting Trust and as to which Mr. Stephens, as sole trustee of the trusts, has no voting power and sole dispositive power. Also includes 188,515 shares owned by Stephens Investments Holdings LLC which have been contributed to the Voting Trust and as to which Mr. Stephens, as Manager, has no voting power and sole dispositive power. Also includes 22,808 shares beneficially owned by Warren A. Stephens Trust One which have been contributed to the Voting Trust and as to which Mr. Stephens, as trustee, has no voting power and sole dispositive power. Also includes 329 shares owned directly by Stephens Investments Holdings LLC as to which Mr. Stephens has sole voting power and sole dispositive power. Also includes 107,705 shares directly owned by Stephens Investment Partners 2000 LLC as to which Mr. Stephens, as a co-manager, has shared voting power and shared dispositive power. Also includes 2,000,000 shares beneficially owned by WAS Conn’s Annuity Trust One, Harriet C. Stephens, trustee, which have been contributed to the Voting Trust and as to which Mr. Stephens has no voting power and may be deemed to have shared dispositive power.

(3)

Includes 188,515 shares which have been contributed to the Voting Trust and as to which Stephens Investments Holdings LLC has no voting power and sole dispositive power, and 329 shares held directly as to which Stephens Investments Holdings LLC has sole voting power and sole dispositive power.

(4)

Includes 203,295 which have been contributed to the Voting Trust and as to which Mr. Bradbury has no voting power and sole dispositive power. Also includes 107,705 shares owned by Stephens Investment Partners 2000 LLC as to which Mr. Bradbury, as a co-manager of the LLC, has shared voting power and shared dispositive power. Also includes 51,282 shares beneficially owned by each of John Calhoun Stephens 95 Trust, Laura Whitaker Stephens 95 Trust and Warren Miles Amerine Stephens 95 Trust, as to which Mr. Bradbury, as sole manager of the trusts, has no voting power and sole dispositive power. Also includes 918,123 shares beneficially owned by Warren and Harriet Stephens Children’s Trust which have been contributed to the Voting Trust and as to which Mr. Bradbury has no voting power and sole dispositive power.

(5)

Includes 10,009 shares owned by Douglas H. Martin IRA as to which Mr. Martin has sole voting power and sole dispositive power, and 124,757 shares owned directly by Mr. Martin which have been contributed to the Voting Trust and as to which Mr. Martin has no voting power and sole dispositive power. Also includes 107,705 shares owned by Stephens Investment Partners 2000 LLC as to which Mr. Martin, as a co-manager of the LLC, has shared voting power and shared dispositive power. Also includes 60,000 shares which Mr. Martin has the right to receive upon the exercise of options exercisable on or within 60 days of April 1, 2010.

(6)

Includes 424 shares owned directly by W.R. Stephens, Jr. Revocable Trust as to which Mr. Stephens, as sole trustee, has sole voting power and sole dispositive power. Also includes 5,767,060 shares owned by SG-1890, LLC as to which Mr. Stephens, as CEO of The Stephens Group, LLC, Manager of the LLC, has voting power and dispositive power.

(7)

Includes 3,588 shares owned individually as to which Mr. Jacoby has sole voting power and sole dispositive power. Also includes 60,000 shares which Mr. Jacoby has the right to receive upon the exercise of options exercisable on or within 60 days of April 1, 2010.

(8)

Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 200,769 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 200,769 shares owned by the Funds.Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(9)	Includes options to purchase 166,500 shares of common stock.

(10)	Includes 150,140 shares owned by a trust over which Mr. Frank is the trustee and exercises sole voting power and sole dispositive power, and includes options to purchase 71,228 shares of common stock.

(11)	Includes options to purchase 64,000 shares of common stock.

(12)	Includes options to purchase 144,947 shares of common stock.

(13)	Includes options to purchase 151,000 shares of common stock.

(14)	Includes options to purchase 60,000 shares of common stock.

(15)	Includes options to purchase 20,000 shares of common stock.

(16)	Includes options to purchase 20,000 shares of common stock.

(17)	Includes options to purchase 35,000 shares of common stock.

(18)	Includes options to purchase 38,000 shares of common stock.

(19)	Includes options to purchase 890,675 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The board has adopted a statement of policy with respect to all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants Under this policy, we review all related party relationships and transactions to determine whether such persons have a direct or indirect material interest, and if so, if the transactions are at arms length and are acceptable to the board of directors. Each related transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party to be approved and accepted by the board. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s Proxy Statement. In addition, the Audit Committee reviews any related person transaction that is required to be disclosed. In the course of its review of these relationships, the Audit Committee observes, and how each relates to a potential conflict of interest with the company:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction, and the timing of the entering of such transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Lease Arrangement

Since 1996, we have leased one of our Houston, Texas store locations containing approximately 19,150 square feet from Thomas J. Frank, Sr., our Chairman of the Board and Chief Executive Officer through June 2, 2010, and an employee of the company for the balance of the fiscal year 2010. The lease provides for base monthly rental payments of $17,235 plus escrow for taxes, insurance and common area maintenance expenses, which escalate annually, per month through January 31, 2011. We also have an option to renew the lease for two additional five-year terms. Mr. Frank received total payments under this lease of $281,000 in each of fiscal years 2008, 2009 and 2010. Based on current market lease rates for comparable retail space in the area, we believe that the terms of this lease were at or better than fair market value at the date of the lease commencement.

Indirect Ownership in Service Provider

During fiscal year 2010, we engaged the services of Direct Marketing Solutions, Inc., or DMS, for a substantial portion of our direct mailing advertising. Direct Marketing Solutions, Inc. is partially owned (less than 50%) by the SF Holding Corp., members of the Stephens family, Jon E.M. Jacoby and Douglas H. Martin. SF Holding Corp. and the members of the Stephens family are significant stockholders of our company, and Messrs. Jacoby and Martin are members of our board of directors. The fees we paid to DMS during fiscal 2008, 2009 and 2010 amounted to approximately $ 2.5 million, $ 4.0 million and $ 2.4 million, respectively. When DMS was initially engaged to perform direct marketing services for us, a competitive analysis was performed from submissions by various marketing groups, with DMS presenting the low price point in these analyses. During fiscal 2008, 2009 and 2010, additional competitive analyses have been performed which continually support that DMS offers us the lowest cost for this service. We, at least annually, seek competitive bids for the services performed by DMS.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and other persons who own more than 10% of our outstanding common stock file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Officers, directors and other stockholders who own more than 10% of our outstanding common stock are required by the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based on a review of reports and information furnished to us by those persons who were directors, executive officers and/or the beneficial holders of 10% or more of our common stock at any time during the fiscal year ended January 31, 2010 and upon representations from such persons, we believe that all stock ownership reports required to be filed under Section 16(a) by such reporting persons during the fiscal year ended January 31, 2010 were timely made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2010. The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending January 31, 2011. Representatives of Ernst & Young will attend the 2010 annual meeting of stockholders and will be available to respond to appropriate questions that may be asked by stockholders. These representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

We paid the following fees to Ernst & Young for professional and other services rendered by them during fiscal 2008, 2009 and 2010:

	Years Ended January 31,
	2008	2009	2010
Audit Fees	$723,089	$651,472	$870,083
Audit-Related Fees	115,136	108,669	101,026
Tax Fees	—	—	—
All Other Fees	—	12,705	12,800

Audit fees include fees for the annual audit, reviews of the Company’s Quarterly Reports on Form 10-Q, work performed to support the Company’s debt issuances, accounting consultations, and separate audit related to the Company’s qualified special purposes entity. Audit-related fees principally include separate agreed upon procedures not required by statute or regulation. Other Fees include those items unrelated to those specific audit or audit-related services described above.

Our Audit Committee Charter requires pre-approval of all services to be rendered by our independent auditors. It was determined that no services rendered by our outside auditors in fiscal 2010 were prohibited under the Sarbanes-Oxley Act of 2002. Fees associated with the audit for fiscal 2010 were approved in advance of services being rendered. In addition, the Audit Committee has considered whether Ernst & Young’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-Q for the most recent fiscal year, is compatible with maintaining Ernst & Young’s independence and has determined that such services rendered met the requirements of independence.

Conn’s, Inc.

2010 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2010

FORM OF PROXY

YOU CAN VOTE OVER THE INTERNET OR BY TELEPHONE

QUICK * EASY * IMMEDIATE * AVAILABLE

24 HOURS A DAY * 7 DAYS A WEEK

Conn’s, Inc. encourages you to take advantage of convenient ways to vote. If voting by proxy, you may vote over the Internet, by telephone or by mail. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned your proxy card. To vote over the Internet, by telephone, or by mail, please read the accompanying proxy statement and then follow these easy steps:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on May 24, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 24, 2010. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Conn’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or Conn’s Corporate General Counsel, 3295 College St., Beaumont, TX 77701

***************

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, and Annual Report on Form 10-K are available at www.conns.com and www.proxyvote.com.

***************

By my signature below, I revoke all previous proxies and appoint William C. Nylin, Jr. and Sydney K. Boone, Jr. as proxy, with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of common stock of Conn’s, Inc. that I held of record as of the close of business on April 1, 2010 at the 2010 annual meeting of stockholders to be held at 3295 College Street, Beaumont, Texas 77701, on May 25, 2010 at 11:00 a.m. local time, or any postponements or adjournments thereof. The above named proxy is hereby instructed to vote as specified.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE IN THE BOXES BELOW USING DARK INK ONLY

Proposals:

1	To elect the nine directors listed below:	FOR	WITHHOLD AUTHORITY

	Marvin D. Brailsford	☐	☐
	Timothy L. Frank	WITHHOLD AUTHORITY FOR (To withhold authority to vote for either individual nominee, write the nominee’s name in the space provided below):
Jon E.M. Jacoby
Bob L. Martin
Douglas H. Martin
Dr. William C. Nylin, Jr.
Scott L. Thompson
William T. Trawick
Theodore M. Wright

(continued)

Page

2	To ratify the Audit Committee’s appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2011.	FOR	AGAINST

3	In the above named proxy’s discretion, to act upon such other business as may properly come before the meeting.	FOR	AGAINST	ABSTAIN

IMPORTANT – This proxy must be signed and dated on the reverse side.

If you execute and return this proxy it will be voted in the manner you have specified. If no specification is made, this proxy will be voted “FOR” Proposal 1, “FOR” Proposal 2, and in the discretion of the above named person acting as proxy on such other matters that may properly come before the meeting.

Please sign exactly as your name appears on this proxy. Joint owners should each sign. When signing as a fiduciary, such as an attorney, executor, administrator, trustee, guardian, etc., please give your full title as such. Please return this form of proxy promptly in the enclosed envelope.

The undersigned acknowledge(s) receipt of the Notice of 2010 annual meeting of stockholders and the Proxy Statement accompanying such Notice, each dated April 13, 2010.

Print Name	Print Name

Signature(s)	Signature(s)

Date	Date